EXHIBIT 10.23


                            THE NEPTUNE SOCIETY, INC.          Debenture No. --

                              A Florida Corporation

                              CONVERTIBLE DEBENTURE

THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

                                                               December 24, 1999

     THE NEPTUNE SOCIETY, INC., a Florida corporation (the "Corporation"), is indebted and, for value received, promises to pay to or to the order of [HOLDER] (together with any successor thereto and any other person who becomes a holder of this Debenture, "Holder"), on February 24, 2004 (the "Due Date") (unless this Debenture shall have been sooner called for redemption or the amount owing hereunder accelerated upon the occurrence of a Default Event as hereinafter provided), upon presentation of this Debenture, [DOLLARS] ($-----------) (the "Principal Amount") and to pay interest on the Principal Amount at the rate of thirteen per cent (13%) per annum as provided herein.

     This Debenture is issued by the Corporation pursuant to and subject to the terms and conditions of a Debenture and Warrant Purchase Agreement (the "Debenture Purchase Agreement") dated as of November 24, 1999, among the Corporation, CapEx L.P., a Delaware limited partnership, and D. H. Blair Investment Banking Corp., a New York corporation. Pursuant to the provisions of
Section 8 of the Debenture Purchase Agreement, CapEx L.P. has been appointed by each Purchaser thereunder of a Debenture (including this Debenture) as its agent, (in such capacity, "Agent") for the purposes, inter alia of electing to exercise the rights of Holder under this Debenture, and in connection therewith, the Corporation shall, in respect of all of its obligations under this Debenture, be entitled to rely upon the grant and delegation of authority to Agent provided for in Section 8 of the Debenture Purchase Agreement, and to deal with Agent without further inquiry, with respect to all such obligations owed by it under this Debenture to Holder (including without limitation all obligations of the Corporation to make payments on account of principal or interest hereunder).

     The Corporation covenants, promises and agrees as follows:

1.   Interest

     1.1 Current and Deferred Interest. Subject to Section 1.2, interest which shall accrue on the Principal Amount shall be payable as to one-half of the amount thereof or six and one-half percent (6 1/2%) per annum (such portion of interest being hereinafter sometimes referred to as "Current Interest") in arrears in monthly installments on the first day of each month in each and


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every  calendar  year  until the  Principal  Amount and all  accrued  and unpaid
Current Interest shall have been paid in full. The remaining one-half, or six and one-half percent (6 1/2 %) per annum, of interest accruing on the Principal Amount (such portion of interest being hereinafter sometimes referred to as "Deferred Interest") shall accrue and be payable on the Due Date or such earlier date on which the Principal Amount shall become due and payable as herein provided. If this Debenture shall be issued on a date other than the first day of a calendar month, the Current Interest and the Deferred Interest payable shall be prorated for the number of days of such calendar month period during which this Debenture shall have been issued and outstanding. Any overdue installment of Current Interest shall bear interest (which shall be included in and be deemed to be Current Interest) at the aforesaid rate of thirteen percent (13%), compounded monthly, on each interest payment date, until paid. For greater certainty, no Deferred Interest shall bear interest unless it is not paid on the date when the same shall become due, in which case all such overdue Deferred Interest shall from such date be included in and be deemed to be Current Interest on which additional Current Interest at the aforesaid rate of of thirteen percent (13%), compounded monthly, on each interest payment date, shall accrue and be payable until all such overdue Deferred Interest is paid. All accrued and unpaid Current Interest and Deferred Interest shall be payable on the Due Date or such earlier date on which the Principal Amount shall become due and payable as herein provided. The first payment of Current Interest shall be made to Agent on January 1, 2000 at 1670 Broadway Suite 3350, Denver, Colorado 80202. All subsequent payments of principal or interest shall be made to Agent at 518 Seventeenth St., Suite 1700, Denver, Colorado 80202, or at such other place as may be designated by Agent.

     1.2  Default  Interest.  In the event that a Default  Event (as  defined in
Section 7.1) shall occur, and for so long as such Default Event shall remain unremedied and Agent shall not have waived the same, all amounts owing under this Debenture, whether in respect of the Principal Amount, Current Interest, Deferred Interest or otherwise, shall bear additional interest ("Default Interest") in addition to the interest hereinbefore provided for at the rate of two percent (2%) per annum, compounded monthly, which Default Interest shall be payable on each interest payment date on which Current Interest shall be payable, with Default Interest accruing on any accrued and unpaid Default Interest.

2.   Conversion.

     2.1 Conversion Right. Holder shall have the right, at Holder's option, at any time and from time to time during the period (the "Conversion Period") from nine (9) months following the date hereof to the Due Date, to convert this
Debenture, in whole or in part, into such number of fully paid and non-assessable shares of voting Common Stock of the Corporation (the "Common Stock") as shall be provided herein.

     2.2 Notice.  Holder may  exercise  the  conversion  right  provided in this
Section 2 by Agent giving written notice on its behalf (the "Conversion Notice") to the Corporation of the exercise of such right and stating the address to which the stock certificate or stock certificates for the shares of Common Stock to be issued (to be in the name of Holder) shall be delivered. The Conversion Notice shall be accompanied by this Debenture. The number of shares of Common Stock that shall be issuable upon conversion of this Debenture shall equal Six Hundred Thousand (600,000) multiplied by the Conversion Ratio as defined and determined in accordance with Section 3 in effect on the date the Conversion Notice is given; provided, however, that in the event that this Debenture shall have



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

been partially redeemed or converted prior to the date of such Conversion Notice, shares of Common Stock shall be issued pro rata, rounded to the nearest whole share.

     2.3 Certificates. Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the "Conversion Date"). Within 10 business days after receipt of the Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by Agent in the Conversion Notice, a stock certificate or stock certificates of the Corporation representing the number of shares of Common Stock to which Holder is entitled and a check or cash in payment of all Current Interest accrued and unpaid on the Debenture up to and including the Conversion Date.

     2.4 Forgiveness of Deferred Interest. Upon the conversion of all or any portion of the Principal Amount hereof, any and all Deferred Interest which has accrued prior to the Conversion Date (but, for greater certainty, not any Default Interest accruing upon any overdue installment of Deferred Interest) on the portion of the Principal Amount so converted shall be absolutely forgiven and shall not after conversion be required to be paid .

     2.5 Accrued Interest. For greater certainty, no conversion in part or in whole of the Principal Amount shall extinguish or satisfy, or relieve the Corporation of its obligation to pay, any interest other than Deferred Interest on such Principal Amount, or interest on such interest, accruing prior to the effective date of such conversion.

     2.6 New Debenture. In the event that any amounts remain outstanding hereunder after giving effect to such conversion, the Corporation shall issue a new debenture, in form identical to this debenture, except that it shall be equal in principal amount to the amount of the Principal Amount outstanding hereunder immediately following such conversion, and the number of shares of Common Stock into which such debenture shall be convertible specified in Section
2.2 above shall be the number of such shares remaining at the Conversion Date, after giving effect to such conversion.

     2.7 No Fractional Shares. No fractional share or scrip representing a fractional share shall be required to be issued upon the conversion of this Debenture. If the conversion of this Debenture would otherwise result in a fractional share, the Corporation shall, in lieu of issuing such fractional share, pay to Agent (on behalf of Holder) an amount equal to the fair market value of the fractional share based upon the then prevailing market price for a whole share.

3.   Conversion Ratio

     3.1 Initial Conversion Ratio. On the date hereof, the Conversion Ratio shall equal one (1.0), provided, however, that the Conversion Ratio shall be subject to adjustment in accordance with and at the times provided in this
Section 3.

     3.2 Additional Common Stock.

     (a) If and whenever any shares of Additional Common Stock (as hereinafter defined) shall be issued by the Corporation (i) for a cash consideration less than the amount per share



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determined  by dividing (a) $5.00 by (b) the  Conversion  Ratio in effect at the close of business on the business day immediately preceding the day of such issue (the "Initial Conversion Ratio"), or (ii) without consideration, then in each such case, the Initial Conversion Ratio shall be increased effective as of the opening of business on the date of such issue (the "Issue Date") to the Conversion Ratio determined: (1) by multiplying (A) $5.00 times (B) the aggregate number of shares of Common Stock issued and outstanding at the close of business on the Issue Date (the "Issue Date Shares") and (2) by dividing the product thus determined by the sum of the following clauses (3) and (4): (3) $5.00 divided by (x) the Initial Conversion Ratio and the quotient thus determined multiplied by (y) the number of shares of Common Stock issued and outstanding at the close of business on the business day immediately preceding the Issue Date; plus (4) the amount of the consideration (if any) received by the Corporation for the shares of Additional Common Stock issued on the Issue Date.

     (b) In case of the issuance of shares of Additional Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of the cash received by the Corporation for such shares, or, if such shares of Additional Common Stock are offered by the Corporation for subscription, the subscription price, or, if such shares of Additional Common Stock shall be sold to underwriters or dealers pursuant to a public offering other than by subscription, the initial public offering price, less any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

     (c) In case of the issuance of any shares of Additional Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the Fair Market Value for such consideration as determined in accordance with Section 8.1 hereof. In case of the reclassification of securities into shares of Common Stock, the shares of Common Stock issued in such reclassification shall be deemed to have been issued for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of the stockholders entitled to receive such shares of Common Stock.

     (d) Shares of Additional Common Stock issued by way of dividend or other distribution on any class of stock of the Corporation shall be deemed to have been issued without consideration and shall be deemed to have been issued as of the opening of business on the business day immediately following the date fixed for the determination of the stockholders entitled to receive such dividend or other distribution.

     (e) The term "Additional Common Stock" as used herein shall mean all shares of Common Stock (or shares of any other class of securities of the Corporation entitling the holder thereof to participate in any distribution of the Corporation's remaining assets after payment to the holders of securities entitled to a preferential distribution upon any dissolution, liquidation or winding-up of the Corporation) issued by the Corporation on or after November 24, 1999, whether or not subsequently reacquired or retired by the Corporation other than:

          (i) shares of Common Stock issued upon the conversion of any of this Debenture;


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

          (ii) shares issued by way of dividend or other distribution on shares of Common Stock referred to in paragraph (i) of this Section 3.2(e) or on shares of Common Stock resulting from any subdivision or combination of Common Stock referred to in paragraph (i) of this Section 3.2(e); or

          (iii) shares ("Acquisition Shares") issued by the Corporation in connection with and as consideration for the acquisition by the Corporation or any Subsidiary of the assets or stock of another corporation pursuant to a bona fide purchase and sale transaction with one or more persons acting at arm's length from the Corporation, the Subsidiaries and their respective directors, officers and significant shareholders, provided such transaction is in good faith approved by the Board of Directors of the Corporation.

     (f) In case of the issuance of

          (i) options to purchase or rights to subscribe for shares of Common Stock,

          (ii) securities by their terms convertible into, or exchangeable for, shares of Common Stock, or

          (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities,

then in each such case, for all purposes of this Section 3.2 (including without limitation for the purpose of determining the Issue Date Shares referred to in
Section 3.2(a)(1)(B) and the number of Common Stock issued and outstanding immediately preceding the Issue Date referred to in Section 3.2(a)(2)(y)):

          (iv) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to be Additional Common Stock at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3.2(b) and 3.2(c)) if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the shares of Common Stock covered thereby.

          (v) The aggregate number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to be Additional Common Stock at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities or related options or rights (excluding any cash received on account of accrued interest or accrued distributions), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities



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

     or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3.2(b) and 3.2(c)).

          (vi) In the event of any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or securities other than a change resulting from the antidilution provisions thereof, the Conversion Ratio shall be readjusted effective as of the date of such change to the Conversion Ratio which would have been obtained had the adjustment made upon the issuance of such options or rights or securities not converted prior to such change or options or rights or securities related to such securities not converted prior to such change been made on the basis of such change.

          (vii) On the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Ratio shall forthwith be readjusted to such Conversion Ratio as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

     (g) The provisions of this Section 3.2 shall not apply to any Equity Offering with respect to which the provisions of Section 5.16(b) shall require an adjustment to the Conversion Ratio.

     3.3 Subdivisions and Combinations. In case issued and outstanding shares of Common Stock shall be subdivided or split up into a greater number of shares of the Common Stock, the Conversion Ratio in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be subdivided or split up (the "Split Record Date") shall be proportionately increased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be combined (the "Combination Record Date") shall be proportionately decreased, such increase or decrease, as the case may be, becoming effective immediately after the opening of business on the business day immediately after the Split Record Date or the Combination Record Date, as the case may be. In the event of any subdivision or split up, the number of shares of Common Stock issued and outstanding immediately after such subdivision or split up, to the extent of the excess thereof over the number of shares of Common Stock issued and outstanding immediately before such subdivision or split up, exclusive of that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Common Stock, shall be deemed to be Additional Common Stock and to have been issued without consideration immediately after the opening of business on the business day immediately after the Split Record Date.

     3.4 Reorganizations, Reclassifications, Mergers, Etc. In case of any capital reorganization, any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split up or combination of shares), or the merger of the Corporation with



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or into another  person or entity (other than a merger in which the  Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety or the participation by the Corporation in share exchange as the corporation the stock of which is to be acquired, this Debenture shall (effective on the opening of business on the date after the effective date of such reorganization, reclassification, merger, sale or exchange, lease, transfer or other disposition or share exchange) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from surviving such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed or which was the corporation whose securities were exchanged for those of the Corporation to which the holder of the number of shares of Common Stock deliverable (at the close of business on the date immediately preceding the effective date of such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange) upon conversion of this Debenture would have been entitled upon such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange. The provisions of this Section 3.4 shall similarly apply to successive reorganizations, reclassifications, mergers, sales, exchanges, leases, transfers or other dispositions or other share exchanges.

     3.5 Notice of Adjustment. Whenever the Conversion Ratio shall be adjusted as provided in this Article 3, the Corporation shall promptly prepare and send to Agent a statement, signed by the chief financial officer of the Corporation, showing in detail the facts requiring such adjustment and the Conversion Ratio that shall be in effect after such adjustment.

     3.6 Notice of Adjustment Events. In the event the Corporation shall propose to take any action of the types described in this Article 3 hereof, the Corporation shall give notice to Agent, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall be given on or prior to the earlier of 10 days prior to the record date or the date which such action shall be taken. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Debenture. Failure to give notice in accordance with this Section 3.4 shall not render such action ultra vires, illegal or invalid but shall constitute default hereunder.

     3.7 Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of stock of the Corporation upon conversion; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the record holder of this Debenture.

     3.8 Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Debenture.


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

4.   Preemptive Rights

     4.1 Preemptive Rights. Except for the issuance of shares of Common Stock described in either of Sections 3.2(e)(i) or (ii) and except for any public sale of Equity Securities (as hereinafter defined) within 120 days of the date hereof, whenever the Board of Directors of the Corporation shall authorize the issuance of (a) shares of Common Stock, (b) any other securities of the corporation entitled to participate with the Common Stock in a distribution of the Corporation's remaining assets (after distribution to all holders of securities entitled to such distribution in priority to the holders of Common Stock), or (c) any rights, options or warrants to purchase, or securities of any type whatsoever that are, or may become, convertible into, or exchangeable for, securities of the type referred to in Section 4.1(a) or (b) (hereinafter collectively referred to as "Equity Securities"), the Equity Securities shall first be offered ratably to the existing holders of Equity Securities and this Debenture on the date of the authorization by the Board of Directors of such issuance. Holder and the holder of the other convertible debenture issued under the Debenture Purchase Agreement (each, a "Preemptive Rightholder") shall be entitled to exercise preemptive rights for that number of such Equity Securities equal to the percentage of the total number of shares of Common Stock into which this Debenture may be converted pursuant to Section 2 hereof (the "Equity Percentage"). For the purposes of calculating the Equity Percentage, each Preemptive Rightholder shall be deemed to be the owner of the number of shares of Common Stock into which its debenture may be converted and such shares of Common Stock shall be deemed to be issued and outstanding. Each Preemptive Rightholder shall be entitled to exercise the preemptive rights provided herein with respect to the whole of such proportionate share or with respect to only a part thereof.

     4.2 Consideration for Equity Securities. The preemptive rights provided for in this Section 4 shall entitle Holder to subscribe for, purchase, or otherwise acquire any Equity Securities to be offered for sale, at a price or prices not less favorable than the price or prices at which such Equity Securities are proposed to be offered for sale to others (net of any expenses of, or compensation for, underwriting or purchase of such Equity Securities by underwriters or dealers). In the event that the Corporation proposes to offer for sale to others any Equity Securities for a consideration other than cash, such preemptive rights shall be exercisable by a Preemptive Rightholder for cash, in an amount which shall equal the Fair Market Value of any consideration other than cash determined in accordance with Section 8.1.

     4.3 Issuance Notice. The Corporation shall, on the 10th business day after the date of authorization of the issuance of any Equity Securities, give notice to Agent (the "Issuance Notice") of such authorization, which Issuance Notice shall specify the number of shares of Equity Securities to be issued, a full description of such class of Equity Securities and the offering price thereof.

     4.4 Acceptance or Decline of Offer. The preemptive rights granted pursuant to this Section 4 with respect to any Equity Securities to be issued by the Corporation shall be exercised by the Preemptive Rightholder by the giving of notice by Agent of such exercise within 10 business days after receipt by such Holder of the Issuance Notice (the "Preemptive Rights Period"). In the event any Preemptive Rightholder fails or declines to purchase his/her proportionate share of the Equity Securities so offered (a "Declining Rightholder"), the Equity Securities not purchased by the Declining Rightholders shall be offered to those Preemptive Rightholders who shall have duly exercised their preemptive rights with respect to that issue (the "Accepting Rightholders"). Each



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Accepting  Rightholder  shall be entitled to purchase the Equity  Securities not purchased by the Declining Rightholders (the "Reoffered Securities") in the proportion which the Equity Percentage of the Accepting Rightholders bears to the aggregate of the Equity Percentages of all Accepting Rightholders; provided, however, that each Accepting Rightholder shall be entitled to exercise his/her preemptive rights to purchase Reoffered Securities only with respect to the whole of such proportionate share thereof and not with respect to only a part thereof. On the 10th business day after the expiration of the Preemptive Rights Period, the Corporation shall give notice (the "Reoffer Notice") to Agent of the amount of Reoffered Securities available for purchase.

     4.5 Acceptance or Decline of Reoffered Securities. The preemptive rights granted with respect to the Reoffered Securities shall be exercised by the giving of notice by Agent on behalf of an Accepting Rightholder of such exercise within 5 business days after receipt by the Agent of the Reoffer Notice. In the event that any Accepting Rightholder fails or declines to purchase his/ her proportionate share of such Reoffered Securities, then such unpurchased
Reoffered Securities shall continue to be offered in the same manner proportionately to those Accepting Rightholders on whose behalf Agent properly exercised their rights to purchase the Reoffered Securities most recently offered to them, until such time as all of the Securities to be issued have been purchased or all Accepting Rightholders shall have failed or declined to purchase any of the Reoffered Securities most recently offered to them, at which time the preemptive rights granted by this Section 5 shall have been exhausted with respect to that particular issue of Securities.

5.   Covenants of the Corporation

     The Corporation hereby covenants and agrees with Holder that so long as any of the Principal Amount or any Current Interest, Deferred Interest or Default Interest remains unpaid:

     5.1 To pay indebtedness. The Corporation will well, duly and punctually pay or cause to be paid to Holder all indebtedness due hereunder at the dates and places, in the currencies and in the manner mentioned herein.

     5.2 To maintain existence. The Corporation will, and will cause each of Neptune Society of America, Inc., a California corporation ("Neptune USA"), Neptune Management Corp., a California corporation ("Neptune Management"), Neptune Pre-Need Plan, Inc. ("Neptune Pre-Need"), a California corporation and Heritage Alternatives, Inc. ("Heritage", and together with Neptune USA and Neptune Management, the "Subsidiaries") to, at all times maintain its corporate existence.

     5.3 To carry on its business. The Corporation will, and will cause each of the Subsidiaries to, carry on its business in a proper and efficient manner, and will keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all material dealings and transactions in relation to its business and will make available or cause to be made available such books of account for inspection by Holder and its representatives during normal business hours.

     5.4 To pay taxes. The Corporation will, and will cause each of the Subsidiaries to, pay or cause to be paid all taxes, rates, government fees and dues levied, assessed or imposed upon it and upon its property or any part thereof, as and when the same become due and payable, save and except when and so long as the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is in good faith by proper legal proceedings contested by it in which event it shall satisfy Agent and if requested by Agent furnish security satisfactory to Agent that such contestation will involve no forfeiture of any of its property and to duly observe and conform to all valid and material requirements of any governmental authority relative to any of its property and all covenants, terms and conditions upon or under which such property is held provided, however, that nothing herein contained shall require it to observe any such requirements so long as it shall, in good faith, be contesting its obligation to observe such requirements.

     5.5 Not to Amend Articles or By-Laws. The Corporation shall not, and will cause each of the Subsidiaries not to, without Agent's prior written consent, amend or restate its articles of incorporation nor amend, repeal, replace or restate any of its by-laws or any unanimous shareholders agreement relating to it.

     5.6 To perform obligations and to renew. The Corporation will, and will cause each of the Subsidiaries to, from time to time punctually observe and perform all material obligations and pay and discharge all amounts payable under or by virtue of, and defend, and ensure the enforceability of any exclusive rights to, any patent, trademark, lease, license, concession, franchise or right held by it so long as the same is of commercial value to it and during such time will not suffer or permit any default for which any of the same may be terminated so that its interest therein may at all times be preserved as unimpaired; provided however that nothing herein contained shall require the Corporation or any Subsidiary to make any such payments so long as it shall in good faith contest its liability therefor.

     5.7 Not to Sell Assets, Issue Options, Mergers, Etc. The Corporation shall not, and will cause each of the Subsidiaries not to:

     (a) sell, lease or otherwise transfer the undertaking, property and assets of any of its operating divisions or subsidiaries as an entirety or substantially as an entirety in one or more transactions, or, sell, lease or otherwise dispose of its undertaking, property and assets as an entirety or substantially as an entirety or of its controlling interest in any subsidiary of the Corporation or any Subsidiary in one or more transactions;

     (b) issue any Equity Securities of the type described in Section 4.1(c), other than, in the case of the Corporation only, (i) stock options to employees, officers or directors of the Corporation or a Subsidiary pursuant to employee stock option plans approved of by Agent and in any event not where the total number of shares of Common Stock obtainable under all such Equity Securities outstanding (including options and warrants existing as of the date hereof) is greater than 10% of the issued and outstanding shares of Common Stock at that time, and (ii) Acquisition Shares; provided that, for greater certainty, nothing herein shall prohibit the Corporation from issuing shares issuable upon any exercise of the 275,000 common share warrants of the Corporation existing as of the date hereof or issue 276,667 shares of Common Stock pursuant to an agency agreement between the Corporation and Standard Securities Capital Corporation;

     (c) in the case of each Subsidiary, issue shares of any class of stock to any person other than the sole shareholder of all issued and outstanding stock prior thereto; or

     (d) amalgamate or merge with any other corporation or effect any corporate reorganization;

without the prior written consent of Agent.

     5.8  To  repair.   The  Corporation  will,  and  will  cause  each  of  the
Subsidiaries to, at all times, repair and keep in repair and good order and condition, or cause to be so repaired and kept in repair and good order and condition, all buildings, erections, machinery, plant and equipment used in or in connection with its business which are necessary for efficient operation up to a modern standard of usage, and renew and replace or cause to be renewed and replaced all and any of the same which may become worn, dilapidated, unserviceable, inconvenient, obsolete or destroyed, even by a fortuitous event, fire or other cause, and which are necessary for efficient operation, and, at all reasonable times during normal business hours allow Agent or its duly authorized agent access to its premises in order to view the state and condition of the same.

     5.9 To insure.

     (a) Property Cover - The Corporation will, and will cause each of the Subsidiaries to, insure at its own expense the assets of the Corporation or such Subsidiary at all times during the term hereof to an amount equal to the replacement value thereof with a company or companies that are nationally known or are approved by Agent, against loss or damage by fire, lightning, explosion, windstorm, aircraft or vehicles or other insurable hazards which are now or may hereafter from time to time be insured against by the terms of a standard fire extended coverage insurance or additional perils supplemental contract of insurance including, if applicable, boiler and pressure vessel insurance against loss or damage to property of a class or kind similar to the property and assets of the Corporation. The Corporation shall, and will cause each of the Subsidiaries to, also maintain such other insurance policies as Agent shall reasonably require in connection with the Corporation and the Subsidiaries and their business including, without restriction, business interruption insurance and liability insurance.

     (b) Renewal Receipt - The Corporation shall, 15 days prior to the expiry of any insurance policy required hereby, deliver or cause to be delivered to Agent a renewal receipt, binder or new policy, or otherwise satisfy Agent that such insurance has been renewed.

     5.10 Compliance With Laws. The Corporation shall, and will cause each of the Subsidiaries to, carry on its business in compliance with all applicable laws, regulations, by-laws and orders including, without limitation, all laws relating to environment protection, the maintenance and disposal of hazardous materials and wastes, land use and occupational safety and health. The Corporation shall give notice to Agent of any notice received by it or any Subsidiary of any violation of such laws, regulations, by-laws or orders of any impending or threatened investigations or proceedings in connection therewith or of any proceedings commenced or threatened by any other person in connection with environmental, health or safety matters.

     5.11 To Grant Security. To secure payment of its indebtedness, liabilities and obligations under this Debenture (a) the Subsidiaries have each delivered their guarantee agreements ("Guarantees") to Agent; and (b) the Corporation and the Subsidiaries have each executed and delivered to Agent concurrently with this Debenture security agreements (the "Security Agreements") granting to Agent a security interest in all of the Corporation's and each such Subsidiary's property now owned or hereafter acquired. At any and all times the Corporation will, and will cause each of the Subsidiaries to, at its expense, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all and every such further mortgages, security agreements or other instruments, transfers and assurances as Agent shall reasonably require, for the purpose of giving to Agent, and preserving in favor of Agent, a valid mortgage or security interest of the nature specified in the Security Agreements, upon all of the Corporation's and the Subsidiaries' real and personal property. In particular, without restriction, the Corporation will, and will cause each of the Subsidiaries to, upon request by Agent, deliver a mortgage on any and all real property hereafter acquired by the Corporation or any Subsidiary and, upon the acquisition by the Corporation or such Subsidiary of any real property, subject only to encumbrances approved of in writing by Agent and other encumbrances permitted by Section 5.12. The Corporation shall not, and will cause each of the Subsidiaries not to, at any time have its chief executive office or assets (other than inventory and mobile equipment used to transport inventory) having an aggregate recorded book value to it in excess of $250,000 located in jurisdictions in which the Agent has not been given prior written notice and the opportunity to first record or register the Security Agreement or other security in favor of Agent in all appropriate public offices at the Corporation's expense.

     5.12 Not to Permit Encumbrances. The Corporation shall not, and will cause each of the Subsidiaries not to, create or permit to exist any security interest, mortgage, charge, pledge, lien or other encumbrance upon its assets provided that the foregoing shall not apply to prevent, and there shall be permitted:

     (a) security on the assets of the Corporation or any Subsidiary to secure Neptune USA's obligations under that certain promissory note (the "Vendor Note") dated March 31, 1999, executed by Neptune USA (then called "Lari Acquisition Company, Inc.") to and in favor of certain holders, in the principal amount of $19,000,000.

     (b) security on the assets of the Corporation or any Subsidiary to secure Neptune USA's obligations under that certain Promissory Note dated March 31, 1999, executed by Neptune USA (then called "Lari Acquisition Company, Inc.") to and in favor of Emanuel Weintraub Intervivos Trust, in the principal amount of $2,000,000; provided always that such security is consistent with the terms and conditions of the Inter-Creditor Agreement of even date herewith between Agent and the Emanuel Weintraub Intervivos Trust; and

     (c) Purchase Money Mortgages (as hereinafter defined) existing as of the date hereof or entered into after the date hereof under which the Corporation or a Subsidiary is the primary obligor, provided such Purchase Money Mortgages do not in the aggregate secure an amount in excess of $350,000. For the purposes hereof, "Purchase Money Mortgage" means any mortgage, security interest, title retention, lien or other encumbrance on property given, assumed or arising by operation of law to secure payment of, or to provide the obligor with funds to pay the whole or any part of, the consideration for the acquisition of such property (and for such purposes any capital or operating lease shall be deemed to be a Purchase Money Mortgage in the amount of the aggregate of all remaining lease payments required to be made thereunder, other than under extensions exercisable only by the Corporation or the Subsidiary party thereto), or to secure any renewal, extension or refunding of such encumbrance and of the indebtedness represented thereby upon the same property provided that the indebtedness secured thereby and the security therefor are not increased thereby.

     5.13 Not to Incur Indebtedness for Borrowed Money; Non-Equity Securities. The Corporation shall not, and will cause each of the Subsidiaries not to, incur, guarantee or otherwise become liable in respect of, any indebtedness for borrowed money (including without limitation Purchase Money Mortgages), or issue any class of shares or other securities other than Equity Securities, subsequent to the date hereof without the prior written consent of Agent, except for Purchase Money Mortgages in accordance with Section 5.12.

     5.14 To Pay Expenses. The Corporation shall pay all costs, charges and expenses (including legal fees and disbursements) of or incurred by Agent and Holder in connection with this Debenture, the Security Agreements and any other security documents delivered after the date hereof to Agent, and all ancillary documents or the enforcement hereof and of such security.

     5.15 Marco Markin. Mr. Marco Markin shall be the President and Chief Executive Officer of the Corporation on the date hereof and, within 30 days following the date hereof, the Corporation will obtain 10 year minimum, level premium, term life insurance on the life of Mr. Markin in the amount of at least $5,000,000, naming Agent as beneficiary, and will use its best efforts to maintain such insurance during the term thereof and will pay all premiums thereunder. In the event of Mr. Markin's death while any portion of the Principal Amount or any interest remains outstanding hereunder or under the other debenture issued by the Corporation pursuant to the Debenture Purchase Agreement, the proceeds of such life insurance shall be deposited into a collateral account with a financial institution acceptable to Agent, which account (and all rights therein and proceeds thereof) shall be assigned by the Corporation to Agent as additional collateral security for the Corporation's obligations hereunder, and shall be released to the Corporation only upon the conversion of the entire Principal Amount of this Debenture or upon the repayment in full of the Principal Amount and all other amounts outstanding hereunder. At any time and from time to time prior to Mr. Markin's death where the Principal Amount and the principal amount owing under the other debenture issued by the Corporation pursuant to the Debenture Purchase Agreement (the "Total Debenture Principal Amount") is less than $5,000,000, the Corporation shall be entitled, by notice given to Agent, but not required, to reduce the amount of such insurance (or replace such insurance policy with a like policy in such less amount), provided that the new amount of insurance is not less than the Total Debenture Principal Amount at that time. Upon the satisfaction by repayment, redemption or conversion of the Total Debenture Principal Amount and all other indebtedness owing under this Debenture and under the other debenture issued by the Corporation pursuant to the Debenture Purchase Agreement, Agent shall do all things necessary to assign the benefit of such life insurance policy to the Corporation. It is hereby expressly acknowledged by Agent and the Purchasers that the proceeds of such life insurance policy or policies shall be payable to Agent solely as additional collateral security for the obligations of the Corporation under the Debentures and the Security, and under no circumstances shall Agent or either Purchaser be entitled to any portion of such proceeds in excess of such obligations, but shall be required to remit such excess to the Corporation after the full satisfaction of such obligations forthwith upon request.

     5.16 Equity Offerings.

     (a) Qualified Secondary Offering. The Corporation shall, on or before August 31, 2000, complete a Qualified Secondary Offering. For the purposes hereof, "Qualified Secondary Offering" shall mean a sale to the public of the Corporation's shares of Common Stock as part of a single underwritten offering by a first-tier or second-tier investment bank acceptable to Holder acting reasonably, which provides to the Corporation net proceeds, after all costs and expenses associated therewith (including without limitation underwriters' commissions and issuance expenses) of not less than ten million dollars ($10,000,000), all of which net proceeds shall be used to repay and retire all remaining indebtedness of the Corporation under the Vendor Note (or, where such proceeds exceed such indebtedness, that portion of such proceeds equal to such indebtedness shall be so used). In the event that a Qualified Secondary Offering is not so completed on or before August 31, 2000, then, in addition to any other rights and remedies Agent or Holder may have hereunder, then the Conversion Ratio shall automatically be increased to that amount equal to the product of the Conversion Ratio in effect immediately prior to such increase multiplied by
5.00 and divided by 4.25.

     (b) Equity Offerings. Where, in any public offering or private placement (an "Equity Offering") of Equity Securities the price per share of Common Stock (or, in the case of Equity Securities other than Common Stock, the price for such number of Equity Securities as are equivalent to, convertible into or exchangeable for a share of Common Stock) (in each case net of the Fair Market Value (determined under Section 8.1) of any warrants, options or other rights to acquire Equity Securities attaching to or offered concurrently with the offered Equity Securities, and net of all brokerage fees and commissions) (the "Offering Price") is less than $5.00 divided by the Conversion Ratio in effect immediately prior to completion of such Equity Offering, the Conversion Ratio shall be increased to the extent, if any, necessary such that immediately after such Equity Offering this Debenture shall in accordance with such increased Conversion Ratio be convertible into that number of shares of Common Stock which is the greater of:

          (i) that number of shares of Common Stock into which this Debenture would otherwise be convertible in accordance with the provisions of this Debenture (other than this Section 5.16(b)); and

          (ii) that number obtained by dividing $3,000,000 by the Offering Price, multiplying the quotient thereby obtained by the Conversion Ratio in effect immediately prior to completion of such Equity Offering, and then subtracting from the product so obtained the number of Conversion Shares, if any, previously issued by the Corporation pursuant to any conversion of a portion of the Principal Amount.

The provisions of this Section 5.16 shall apply to successive Equity Offerings, including without limitation any Qualified Secondary Offering.

     5.17 Reporting Requirements. Corporation shall provide and deliver the following financial statements and other reports to Agent:

     (a) Balance Sheet and Income Statement. Within 60 days after the last day of each fiscal quarter of Corporation, a copy of Corporation's consolidated balance sheet and income statement prepared by Corporation as of the end of and for such quarter and certified by Corporation to be true and correct and to have been prepared in accordance with generally accepted accounting principles that are consistent with those previously applied in Corporation's most recent financial statement.

     (b) Financial Statements. Upon preparation, but in any event within 90 days after the last day of each fiscal year of the Corporation, the financial statements of the Corporation as of the end of and for such fiscal year setting forth in comparative form the correspondence figures of the financial statements showing the balance sheet, the income statement and the source and application of funds statement as of the end of the preceding fiscal year, all in reasonable detail and certified by a firm of independent certified public accountants acceptable to Holder.

     (c) Additional Information. Such further information as may reasonably be necessary or as Holder may reasonably request to determine whether the Corporation is complying with its obligations under this Agreement, the Notes and the security documents, or to determine the financial condition of the Corporation.

     5.18 Financial Covenant. The Corporation shall at all times maintain (on a consolidated basis) Fixed Charge Coverage Ratio of at least 1.6:1.0. For the purposes hereof:

     (a) "Cash Flow" means, for any period, the sum without duplication, of (i) net income and (ii) to the extent net income has been reduced thereby, (a) all income taxes of the Corporation accrued in accordance with generally accepted accounting principles ("GAAP") for such period (other than income taxes attributable to extraordinary or non recurring gains or losses), (b) interest expense, (c) non-cash charges, and (d) the amount of any and all lease obligations, including but not limited to equipment leases and real property leases, of the Corporation paid, accrued, or scheduled to be paid or accrued during such period, all determined in accordance with GAAP;

     (b) "Fixed Charges" means, for any period, the sum without duplication,  of
(i) the interest expense, calculated in accordance with GAAP, of the Corporation for such period, (ii) the interest expense, calculated in accordance with GAAP, of the Corporation that was capitalized during such period, (iii) the amount of all cash dividend payments paid, accrued or scheduled to be paid or accrued during such period, (iv) principal payments due on all outstanding notes of the Corporation during such period (with the exception of the Vendor Note), and (v) the amount of any and all lease obligations, including but not limited to equipment leases and real property leases, of the Corporation paid, accrued, or scheduled to be paid or accrued, during such period, by the Corporation and the Subsidiaries.

     (c) "Fixed Charge Coverage Ratio" means, in accordance with GAAP, for the full fiscal quarter ending on or prior to the date of determination, the ratio of Cash Flow of the Corporation for such period to the Fixed Charges of the Corporation for such period.

     5.19 Employment Agreement. The Corporation shall use its best efforts to enter into a one-year employment agreement, renewable by the Corporation for at least one further term of one year, with Mr. Marco Markin forthwith and in any event within 60 days after the date hereof, and shall provide Agent with a copy thereof.

     5.20 Agent Entitled to Perform Covenants. If the Corporation shall fail to perform any covenant on its part herein contained, Agent may, in its discretion, perform any such covenant capable of being performed by it and, if any such covenant requires the payment or expenditure of money, Agent may make payments or expenditures with its own funds, or with money borrowed by or advanced to it for such purposes, but shall be under no obligation so to do; and all sums so expended or advanced shall be at once payable by the Corporation on demand and shall bear interest at the annual rate of fifteen percent (15%) until paid, and shall be payable out of any funds coming into the possession of Agent in priority to the other indebtedness hereunder, but no such performance or payment shall be deemed to relieve the Corporation from any default hereunder nor shall the right of Agent under this subsection impose any obligation upon Agent to perform any covenant of the Corporation.

6.   Redemption and Prepayment

     6.1 Generally. Except as provided in this Article 6 and in Section 7.1, Holder shall have no right to require any portion of the Principal Amount to be repaid, and the Corporation shall have no right to prepay any portion of the Principal Amount, prior to the Due Date.

     6.2 Redemption By Holder. Holder shall have the right, exercisable by written notice given by Agent (a "Retraction Notice") given to the Corporation at any time after the fifth anniversary of the date of this Debenture and before the Due Date to require the Corporation to redeem this Debenture in full (but not in part), and to pay on such date (the "Retraction Date") as is specified in such Retraction Notice and is not less than ten (10) days following the date of receipt by the Corporation of the Retraction Notice the entire unpaid and unredeemed balance of the Principal Amount and all accrued and unpaid interest on the Debenture up to and including the Retraction Date (including Current Interest, Deferred Interest and Default Interest).

     6.3 By Corporation Upon Qualified Secondary Offering. In the event that at any time:

     (a) during the Conversion Period;

     (b) at which the Corporation shall not be in default hereunder;

     (c) the Corporation shall propose to complete a Qualified Secondary Offering (as hereinbefore defined) and shall not less that 30 days prior to the date of closing of such Qualified Secondary Offering give Agent written notice of such Qualified Secondary Offering and the terms thereof (and attaching a copy of the executed term sheet or other document from the underwriter or underwriters underwriting such Qualified Secondary Offering); and

     (d) during the period from receipt of such notice to such closing Agent shall have the opportunity to convert this Debenture on behalf of Holder in whole or in part;

then the remaining Principal Amount of this Debenture shall become subject to redemption at the option of the Corporation in whole (but not in part) concurrently with the closing of such Qualified Secondary Offering without penalty or premium.

     6.4 By Corporation. In the event that at any time:

     (a) during the Conversion Period;

     (b) after the second anniversary of the date hereof;

     (c) at which the Corporation shall not be in default hereunder;

     (d) the closing price per share of Common Stock (if such shares are listed on a national securities exchange) or the closing bid per share of Common Stock (if such shares are quoted on the Over-The-Counter Exchange) (in either case, the "Closing Price/Bid") is at or above $7.50 (adjusted for any and all subdivisions or combinations of the Common Stock occurring after the date hereof) for each of 30 consecutive trading days after such second anniversary;

     (e) the Corporation shall, within 10 days following the expiry of such 30 trading day period, give Agent written notice of its intention to redeem this Debenture pursuant to this Section 6.4; and

     (f) during the period of 10 days after receipt of such notice, Agent on behalf of Holder shall have the opportunity to convert this Debenture in whole or in part;

then the remaining Principal Amount of this Debenture shall become subject to redemption at the option of the Corporation in whole (but not in part) at any time during the period of one hundred and eighty (180) days after the last day of such 30 trading day period without penalty or premium.

     6.5 Extension of Time. In the event that Holder shall be precluded for any reason (including without limitation any applicable securities laws) from converting this Debenture in whole or in part and provided Agent shall have given the Corporation notice of such reason within such 10 day period, the time periods set out above shall be extended by the number of days Holder is so precluded. No interest hereunder (including, for greater certainty, interest on overdue interest) shall accrue, however, during such period that conversion is precluded, except where the reason for such preclusion is the direct result of actions or omissions by the Corporation or any Subsidiary.

     6.6 Notice. Subject to Section 6.7, the Corporation may exercise its right to redeem this Debenture prior to the Due Date pursuant to either of Sections
6.3 and 6.4 by giving notice (the "Redemption Notice") thereof to Agent, which notice shall specify the terms of redemption (including the place at which Agent may obtain payment), the principal amount of this Debenture to be redeemed (the "Redemption Amount") and shall fix a date for redemption (the "Redemption Date"), which date shall not be less than 10 days nor more than 30 days after the date of the Redemption Notice.

     6.7 Priority of Notices. Notwithstanding any other provision of this Debenture, the Corporation shall not be permitted to redeem any portion of this Debenture in respect of which the Corporation shall have received prior to the Redemption Date either a Retraction Notice or a Conversion Notice.

     6.8 Convenant By Holder. By its acceptance hereof, Holder agrees not to sell to a member of the public any of the Conversion Shares or any of the Warrant Shares (as defined in the Debenture and Warrant Purchase Agreement) during any period (up to twenty-five (25) consecutive trading days provided that each previous consecutive trading day meets the $7.50 test described in Section 6.4(d)) following a period of five consecutive trading days during which the Corporation met such test.

7.   Default

     7.1 Default Events. The entire unpaid and unredeemed balance of the Principal Amount and all Current Interest, Deferred Interest and Default Interest accrued and unpaid on this Debenture shall, at the election of Agent, be and become immediately due and payable, and the Security Agreement and any and all other security documents held by Agent shall become immediately enforceable, upon the occurrence of any of the following events (a "Default Event"):

     (a) the non-payment by the Corporation when due of principal and interest or of any other payment as provided in this Debenture or with respect to any other indebtedness owed by the Corporation;

     (b) default by the Corporation in the performance of or compliance with any term in any of Sections 5.16, or any provision of the Debenture Purchase Agreement;

     (c) default by the Corporation in the performance of or compliance with any other term or provision of this Debenture or the Security Agreement, where such default is not remedied within thirty (30) days after Agent gives the Corporation written notice thereof;

     (d) the occurrence of a breach by Mr. Marco Markin of his obligations under
Section 7 of the Right of First Refusal Agreement of even date herewith between him, the Corporation, Holder and the holder of the other debenture issued under the Debenture Purchase Agreement;

     (e) the occurrence of a material breach by Mr. Marco Markin under his employment agreement to be entered into pursuant to Section 5.19 (as such agreement is constituted on the date entered into and as the same may be amended with the written consent of Agent and without consideration of any waiver thereof by the Corporation);

     (f) Mr. Marco Markin ceasing to hold the offices of President and Chief Executive Officer of the Corporation;

     (g) the Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general



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

assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of $250,000 in any one instance or in the aggregate during any consecutive 12 month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets; or

     (h) any failure by the Corporation to issue and deliver shares of Common Stock as provided herein upon conversion of this Debenture.

     7.2 Payment of Prior Ranking Indebtedness. Upon the occurrence of a Default Event, in addition to (and not in substitution for, exclusive of nor dependent on) any other remedies contained herein, in the Security Agreements or in any existing or future security document granted by the Corporation or any of the Subsidiaries to Agent, and to all other remedies existing at law or in equity or by statute, Agent, shall be permitted to make payments to parties having prior charges or encumbrances on properties owned by the Company or on properties on which the Company may hold charges or encumbrances (including without limitation payments on amounts owing under the Vendor Note), and the full amount of such payments shall be due and payable upon demand by Agent, and shall be added to and shall form part of the Principal Amount of this Debenture, on which interest shall accrue and be payable as hereinbefore provided, and in respect of which the Security shall secure the due and prompt repayment thereof; provided always however that no portion of such payments shall be subject to conversion in accordance with Section 2.

     7.3 Remedies Cumulative. Each right, power or remedy of Agent, on behalf of Holder, upon the occurrence of any Default Event as provided for in this Debenture or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Debenture or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Agent, on behalf of Holder, of any or all such other rights, powers or remedies.

8.   General

     8.1 Fair Market Value. The term Fair Market Value as used in this Debenture with respect to assets or property received by the Corporation or any other person shall be the fair market value, regardless of any prior accounting treatment, of such assets or property, determined in good faith by agreement of Agent and the Board of Directors of the Corporation. If Agent and the Board of Directors shall be unable to agree as to such fair market value, the fair market value shall be determined by the independent certified public accountant at that time retained by the Corporation to audit its books and records, and a determination by such independent certified public accountant shall be final, conclusive and binding or, if there be none, or if such accountant shall refuse or be unable to make such a determination then the sole issue of fair market value shall be submitted to and settled by binding arbitration under and pursuant to the Colorado Uniform Arbitration Act and the rules and regulations of the American Arbitration Association, and the decision or award of the arbitrator or arbitrators in such arbitration shall be final, conclusive and binding and a final judgment may be entered thereon by any court of competent jurisdiction.

     8.2 Failure to Act and Waiver. No failure or delay by Holder to insist upon the strict performance of any term of this Debenture or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude Agent from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Debenture, Agent shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Debenture, or to declare a default for failure to effect such payment of any such other amount.

     The failure of Agent to give notice of any failure or breach of the Corporation under this Debenture shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

     8.3 Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Debenture may be brought in any appropriate court in the State of Colorado, including the United States District Court for the District of Colorado, or in any other court having jurisdiction over the subject matter, all at the sole election of Agent, and by the issuance and execution of this Debenture the Corporation irrevocably consents to the jurisdiction of each such court.

     8.4 Transfer. This Debenture may only be transferred in accordance with the provisions of Section 10.4 of the Debenture Purchase Agreement and the requirements set out in the legend on the first page hereof.

     8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent:

     to the Corporation at:

                  The Neptune Society Inc.
                  100 North First Street
                  Suite 205
                  Burbank, California
                  91502
                  Attn:  Marco Markin, President
     to Agent, on behalf of Holder, prior to January 15, 2000, at:

                  [HOLDER]
                  [ADDRESS]

     and, thereafter, at:

                  [HOLDER]
                  [ADDRESS]

with a copy to:

                  [HOLDER CONTACT]
                  [ADDRESS]

or at such other address as the Company or Agent may designate by ten (10) days advance written notice to the other parties hereto.

     8.6 Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to conflicts of law principles, or, where applicable, the laws of the United States.

         IN WITNESS WHEREOF, the Corporation has caused this Debenture to be duly executed under its corporate seal.

WITNESS:                                     THE NEPTUNE SOCIETY, INC.

                                             By:
--------------------------------                 -------------------------------
                                                 Marco Markin, President




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